                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            General Signal Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                [GENERAL SIGNAL LOGO]

                                           1998

                                          NOTICE OF ANNUAL MEETING
                                          AND PROXY STATEMENT

   [GENERAL SIGNAL LOGO]

MICHAEL D. LOCKHART
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                  March 19, 1998

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, April 16, 1998 at 10:00 A.M. at the Corporation's headquarters, One High Ridge Park, Stamford, Connecticut 06904.

    The Notice of Annual Meeting and Proxy Statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Corporation during the past year and answer shareholder questions.

    It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy and promptly return it in the envelope provided. Your vote is important.

                                          Sincerely,

                                          /s/ Michael D. Lockhart

                           GENERAL SIGNAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 16, 1998

                              -------------------

    The Annual Meeting of Shareholders of General Signal Corporation (the "Corporation") will be held at the Corporation's headquarters, One High Ridge Park, Stamford, Connecticut 06904, on Thursday, April 16, 1998, at 10:00 A.M. for the following purposes:

    1.  To elect three directors;

    2. To approve the appointment of Ernst & Young LLP to serve as the Corporation's independent auditors for the year 1998; and

    3.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on March 5, 1998, will be entitled to vote at the meeting. A copy of the Corporation's Annual Report to Shareholders for the year 1997 has been provided to each shareholder of record.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          JOANNE L. BOBER
                                          Senior Vice President, General Counsel
                                          and Secretary

March 19, 1998

                              -------------------

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                              -------------------

                                PROXY STATEMENT

  TABLE OF CONTENTS                                                           PAGE
  --------------------------------------------------------------------------  ----

  VOTING PROCEDURES AND SECURITY OWNERSHIP..................................    1

    - Voting of Proxies.....................................................    1
    - Confidential Voting...................................................    1
    - Security Ownership of Certain Beneficial Holders......................    2
    - Security Ownership of Management......................................    4

  BOARD OF DIRECTORS........................................................    6

    - General Board Information.............................................    6
    - Directors' Compensation...............................................    7

  PROPOSAL 1--ELECTION OF DIRECTORS.........................................    9

  EXECUTIVE COMPENSATION....................................................   12

    - SUMMARY COMPENSATION TABLE............................................   13
    - OPTION GRANTS TABLE...................................................   16
    - OPTION YEAR-END VALUE TABLE...........................................   17
    - PENSION PLAN TABLE....................................................   18
    - PERFORMANCE GRAPH ON COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      AMONG GENERAL SIGNAL CORPORATION, THE S&P 500 INDEX AND THE S&P CAP
      GOODS INDEX...........................................................   20
    - REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE
      COMPENSATION..........................................................   21

  PROPOSAL 2--AUTHORIZATION OF APPOINTMENT OF INDEPENDENT AUDITORS..........   24

  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.........................   24

  OTHER MATTERS.............................................................   24

  SHAREHOLDER PROPOSALS.....................................................   24

                                PROXY STATEMENT

                           GENERAL SIGNAL CORPORATION
                              ONE HIGH RIDGE PARK
                                 P.O. BOX 10010
                               STAMFORD, CT 06904

                    VOTING PROCEDURES AND SECURITY OWNERSHIP

VOTING OF PROXIES

    Your proxy in the form enclosed is solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on April 16, 1998 and all valid proxies will be voted. Except to the extent that contrary instructions are given by shareholders in the places provided in the proxy, it is the intention of the persons named in the proxy to vote for the nominees for the Board of Directors and for the approval of the appointment of Ernst & Young LLP as independent auditors. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for the purpose of determining a quorum, but will not be counted as votes cast on such matters. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Secretary of the Corporation or by a proxy bearing a later date. Only shareholders of record at the close of business on March 5, 1998 will be entitled to vote at the Annual Meeting. There were 46,696,432 shares of Common Stock issued and outstanding on the record date (excluding treasury shares), each of which is entitled to one vote on each matter voted upon at the meeting. This Proxy Statement and the enclosed form of proxy were first sent to shareholders on or about March 23, 1998.

    The expense of proxy solicitation will be borne by the Corporation. Depending upon the response to the initial solicitation by mail, proxies may be solicited in person or by telephone or telegraph by officers or regular employees of the Corporation. D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, has been retained by the Corporation to assist in such solicitation at a total estimated cost of $10,000.

CONFIDENTIAL VOTING

    If a shareholder requests confidentiality on the proxy card or ballot, the shareholder meeting proxies, ballots and voting tabulations that identify the particular vote of the shareholder will be held permanently confidential except as necessary to meet applicable legal requirements. The tabulators and inspectors of election for the meeting are employees of First Chicago Trust Company of New York and are, therefore, independent. The Corporation has an agreement with the tabulators and inspectors of election requiring them to comply with the Corporation's confidential voting policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

    The following table sets forth information based upon the Corporation's records and Securities and Exchange Commission filings with respect to each person known to be the beneficial owner of more than 5% of the Common Stock of the Corporation as of December 31, 1997.

        NAME AND ADDRESS OF          AMOUNT AND NATURE OF     PERCENT OF
         BENEFICIAL OWNER            BENEFICIAL OWNERSHIP        CLASS
College Retirement Equities Fund      3,292,400 shares(1)           6.99%
  730 Third Avenue
  New York, New York 10017
Harris Associates, Inc.               2,805,900 shares(2)           5.96%
  Two North LaSalle Street, Suite
  500
  Chicago, Illinois 60602
Iridian Asset Management LLC;         2,699,000 shares(3)           5.73%
David L. Cohen; and
Harold J. Levy
  c/o Iridian Asset Management LLC
  276 Post Road West
  Westport, Connecticut 06880
Putnam Investments, Inc.              2,454,873 shares(4)           5.21%
  One Post Office Square
  Boston, Massachusetts 02109
General Signal Corporation            2,408,918 shares(5)           5.12%
  Savings and Stock Ownership Plan
  (the "Savings Plan") the trustee
  of which is
The Chase Manhattan Bank
  Chase MetroTech Center
  Brooklyn, New York 11245

------------

NOTES:

(1) A Schedule 13G filing disclosed that the Board of Trustees of College Retirement Equities Fund ("CREF"), an investment company, has sole voting power with respect to such shares and shared dispositive power with respect to such shares with TIAA-CREF Investment Management, LLC, CREF's registered investment adviser ("TIAA-CREF").

(2) A Schedule 13G filing by Harris Associates, Inc., the general partner of Harris Associate L.P., a registered investment adviser, disclosed that Harris Associates L.P. has shared voting power with respect to all such shares with investment clients for whom it serves as an investment adviser. The filing further disclosed that Harris Associates L.P. has sole dispositive power with respect to 2,047,900 such shares and shared dispositive power with respect to 758,000 such shares.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

---------------

(3) A Schedule 13G filing disclosed that Iridian Asset Management LLC ("Iridian"), a registered investment adviser, has sole voting and dispositive power with respect to 2,553,100 of such shares; LC Capital Management, LLC ("LC Capital") is a member owning 69.6% of Iridian and may therefore be deemed to have beneficial ownership of the shares held by Iridian and indirect sole voting and dispositive power with respect thereto; CL Investors, Inc. ("CL Investors") is a member owning 96% of LC Capital and may therefore be deemed to have beneficial ownership of the shares held by Iridian and indirect sole voting and dispositive power with respect thereto; each of David L. Cohen and Harold J. Levy owns 50% of CL Investors, and each may therefore be deemed to have beneficial ownership of the shares held by Iridian and indirect shared voting and dispositive power with respect thereto; and each of Messrs. Cohen and Levy is employed by Arnhold & S. Bleichroeder Advisers, Inc., which serves as an adviser to First Eagle Fund of America, Inc., a mutual fund holding, according to such filing, 146,800 of such shares, as to which shares each of Messrs. Cohen and Levy disclaims deemed beneficial ownership and as to which shares none of Iridian, LC Capital nor CL Investors has voting or dispositive power.

(4) A Schedule 13G filing disclosed that Putnam Investments, Inc. ("Putnam Investments"), a wholly-owned subsidiary of Marsh & McLennon Companies, Inc., has shared dispositive power with respect to all such shares and shared voting power with respect to 14,400 such shares; the Putnam Advisory Company, Inc. ("Putnam Advisory"), a registered investment adviser and wholly-owned subsidiary of Putnam Investments, has shared voting power with respect to 14,400 such shares and shared dispositive power with respect to 799,200 such shares; Putnam Investment Management, Inc. ("Putnam Management"), a registered investment adviser and wholly-owned subsidiary of Putnam Investments, has shared dispositive power with respect to 1,655,673 such shares; and that Putnam Advisory is the investment adviser to the Putnam family of mutual funds and Putnam Management is the investment adviser to institutional clients of Putnam Investments.

(5) The Chase Manhattan Bank, as trustee of the Savings Plan, will vote the shares as instructed by participants, and shares for which no instructions have been received will be voted by the trustee in the same proportion as the shares for which instructions have been received.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows as of January 31, 1998 beneficial ownership of shares of Common Stock of the Corporation and "stock units" with a value equivalent to the value of the Common Stock by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. All directors and executive officers as a group beneficially held 1.07% of the outstanding Common Stock as of that date.

                                                   SHARES        STOCK
   NAME                                           OWNED(1)      UNITS(2)
Joanne L. Bober                                    8,134(3)        356
H. Kent Bowen                                      2,000         2,030
Van C. Campbell                                    6,017(4)      2,589
Michael A. Carpenter                               4,000          --
Elizabeth D. Conklyn                              11,211(3)      1,908
Ursula F. Fairbairn                                2,525         2,948
Ronald E. Ferguson                                 4,651        11,879
Robert D. Kennedy                                  3,000            99
Michael D. Lockhart                              288,946(3)     13,320
Terence D. Martin                                 84,641(3)      9,048
John R. Selby                                      8,254(4)      5,457
Ernest R. Verebelyi                                9,331(3)        795
All current directors and executive officers
  as a group (17 persons)                        508,430(3)     56,196

------------

NOTES:

(1) The figures shown include the interest of executive officers of the Corporation in an aggregate of 27,470 shares of Common Stock held by the trustee under the Corporation's Savings Plan as of December 31, 1997 and include the following shares of Common Stock which the persons listed have the right to acquire as of January 31, 1998 or within 60 days after that date through the exercise of stock options: Michael D. Lockhart (183,000); Terence D. Martin (59,000); Ernest R. Verebelyi (4,250); Joanne L. Bober (3,000); Elizabeth D. Conklyn (5,500); and all current directors and executive officers as a group (315,151).

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

---------------

(2) For the executive officers, the "stock units" represent compensation deferred and credited as "phantom stock units" under the Corporation's Deferred Compensation Plan. For H. Kent Bowen, Van C. Campbell, Ursula F. Fairbairn, Ronald E. Ferguson, Robert D. Kennedy and John R. Selby, the "stock units" represent either (a) director fees deferred to their share-denominated accounts or (b) accrued retirement benefits transferred from a terminated retirement plan for non-employee directors to the Corporation's Deferred Compensation Plan for Directors. Under both plans, the value of the "stock units" at the time of distribution will be the then market value of the Corporation's Common Stock, but the deferred amounts will be paid in cash.

(3) Includes shares of restricted stock held by: Michael D. Lockhart (81,000); Terence D. Martin (10,000); Ernest R. Verebelyi (3,334); Joanne L. Bober (5,000); Elizabeth D. Conklyn (5,000); and three current executive officers not named in the Summary Compensation Table (8,000) with respect to which the holders have sole voting power, but no dispositive power, during the restricted period.

(4) Van C. Campbell and John R. Selby elected to defer all or part of their cash compensation as directors for 1996 or prior thereto and to receive in lieu thereof restricted stock under the Corporation's stock incentive plans as then in effect. The figures shown include the shares of stock which are currently restricted with respect to which the holders have sole voting power, but no investment power, during the restricted period as follows: Mr. Campbell (3,217); and Mr. Selby (5,654).

                               BOARD OF DIRECTORS

GENERAL BOARD INFORMATION

    The Corporation's Board of Directors is divided into three classes, with the directors in each class elected for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) may be elected only for a term expiring at the next Annual Meeting.

    Regularly scheduled meetings of the Board of Directors are currently held seven times each year, and additional special meetings are called whenever necessary. In 1997 there were 11 meetings of the Board, and each of the directors attended at least 89% of the aggregate of the meetings of the Board and Committees of the Board of which they are members. The average attendance of all directors at such meetings was 96%.

    The Board's current policy is to consider dividend action in March, June, September, and December.

    The Board of Directors has established an Audit Committee, a Committee on Directors, an Executive Committee, a Finance Committee and a Personnel and Compensation Committee. Except for Michael D. Lockhart, who serves on the Executive Committee, the directors serving on these committees are non-employee directors.

    The members of the Audit Committee are Ursula F. Fairbairn (Chairman), H. Kent Bowen, Van C. Campbell and Robert D. Kennedy. This Committee discusses audit and financial reporting matters with both management and the Corporation's independent auditors. Its duties include reviewing the Corporation's accounting and financial systems and internal controls, reviewing the Corporation's internal controls and procedures to assure adherence to proper standards of business conduct and evaluating and making recommendations concerning the appointment of the independent auditors. The Audit Committee met three times in 1997.

    The members of the Committee on Directors are Ronald E. Ferguson (Chairman), Michael A. Carpenter and John R. Selby. The Chairman of the Committee on Directors would serve as acting Chairman of the Board of Directors if the Chairman of the Board were to be incapacitated. The Chairman of the Committee on Directors is also authorized to call meetings of the Board of Directors if the non-employee directors consider it appropriate to meet without employee directors. The Committee on Directors makes recommendations to the Board with regard to Committee structure, compensation and benefits for directors, and nominations of directors. At least every other year, the Committee on Directors reviews the Corporation's corporate governance policies and the operations and processes of the Board. The Committee on Directors recommended that the Board nominate the three persons whose names and biographical summaries appear on succeeding pages for election as directors. The Committee on Directors met three times in 1997.

    The members of the Executive Committee are Van C. Campbell, Ursula F. Fairbairn, Ronald E. Ferguson, Michael D. Lockhart and John R. Selby. The Executive Committee has the authority to exercise in the interim periods between meetings of the Board of Directors all of the rights, powers and duties of the Board of Directors, except those that cannot lawfully be delegated. The Executive Committee did not meet in 1997.

    The members of the Finance Committee are Van C. Campbell (Chairman), H. Kent Bowen and Michael A. Carpenter. The Finance Committee reviews policies and practices of the Corporation affecting its financial structure and position, including debt-to-capital ratio, valuation methodology for acquisitions, divestitures and other capital appropriations, financing strategy, dividend policy and budgets. In addition, the Committee reviews the discharging of management's fiduciary duties for asset management of employee benefit plans. The Finance Committee met four times in 1997.

    The members of the Personnel and Compensation Committee are John R. Selby (Chairman), Ursula F. Fairbairn, Ronald E. Ferguson and Robert D. Kennedy. The Personnel and Compensation Committee reviews the performance of the Chief Executive Officer and approves the compensation of the Chief Executive Officer and the officers reporting to him. The Committee oversees the Corporation's executive succession plans. The Committee administers the stock incentive plans and the incentive compensation plans applicable to key executives of the Corporation. It reviews employee benefit plans introductions and amendments that require Board approval and the discharging of management's fiduciary duties for the administration of employee benefit plans. The Personnel and Compensation Committee met five times in 1997.

    Any shareholder entitled to vote at a meeting may nominate persons for election as directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 days nor more than 60 days prior to such meeting. In the event that public disclosure of the meeting date is made to shareholders less than 55 days prior to the meeting date, or if the only public disclosure of the meeting date is made by written notice, a shareholder's notice must be received no later than the close of business on the tenth day following the day such notice of the meeting date was mailed or public disclosure was made. The shareholder notice must include the following information about the proposed nominee: (a) name, age, and business and residence addresses; (b) principal occupation or employment; (c) class and number of shares or securities of the Corporation beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including the proposed nominee's written consent to being named in the proxy and to serving if elected. The notice must also include information on the shareholder making the nomination, such as name and address as it appears on the Corporation's books and the class and number of shares of the Corporation beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

DIRECTORS' COMPENSATION

    Employee directors receive no fees or compensation for services as members of the Board of Directors. Directors who are not employees currently receive fees consisting of an annual retainer of $25,000 for Board service and an annual retainer of $3,000 for each Board Committee of which the director is Chairman. In addition, each non-employee director receives an attendance fee of $1,200 for each Board meeting attended, $1,000 for each Board Committee meeting attended, as well as reimbursement for expenses incurred in connection with such meetings.

    Under the Corporation's 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), commencing with the 1997 Annual Meeting of Shareholders, each director of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries and who has been elected, re-elected or is continuing as a member of the Board of Directors (each, an "Eligible Director") following an applicable

Annual Meeting of Shareholders may receive, as of the date of each such meeting, a non-qualified stock option to purchase such number of shares as shall be determined (commencing in 1998) by the Committee on Directors. The Directors' Plan provided for a grant to each Eligible Director of a non-qualified stock option to purchase 2,000 shares of Common Stock as of the date of the 1997 Annual Meeting of Shareholders. The Directors' Plan provides that the purchase price of the Common Stock under all options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock on the date of grant and that all such options be exercisable in full as of the date of grant.

    The Corporation has a Deferred Compensation Plan for Directors which permits the voluntary deferral of all or part of the compensation received for services as a director. Compensation so deferred may be denominated in dollar amounts or in units based on the value of shares of Common Stock of the Corporation. Share-denominated accounts are credited with dividends when paid, and dollar amounts bear interest based on the annual yield for long-term U.S. government bonds. Deferred amounts become payable in cash either in a lump sum equal to the value of the director's account or in installments over such period and commencing at such time as the director may elect. Six directors elected to defer compensation for 1997 under this Plan.

    The Corporation pays the premiums on indemnity and liability insurance, fiduciary insurance and business travel accident insurance policies which provide coverage for the directors.

    Directors are among those at the Corporation eligible to participate in the Corporation's Matching Gifts Program. Under this program, a gift of a minimum of $25 and a maximum of $5,000 per eligible educational institution or health and human service organization is matched by the Corporation. The maximum permissible annual participation per individual is $5,000.

    As part of the Corporation's support for charitable institutions and to attract and retain directors of the highest caliber, the Corporation maintains a Directors' Charitable Award Program that permits each director to recommend charitable institutions which would share in a contribution of $100,000 per year for ten years following the director's death. A recommended institution must qualify to receive tax-deductible donations under the Internal Revenue Code of 1986, as amended (the "Code"), be eligible to receive matching gifts under the Corporation's Matching Gifts Program, and be approved by the Committee on Directors. The program has been funded in part by life insurance policies, but no premiums were paid in 1997. The insurance proceeds and charitable deductions accrue solely to the benefit of the Corporation. On March 19, 1998, the Charitable Award Program was terminated with respect to all persons who are thereafter first elected to serve as Directors.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    At the meeting, three directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in the year 2001. Each of the nominees are currently directors. There is no cumulative voting, and directors will be elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. The remaining directors of the Corporation will continue to serve in accordance with their previous election or appointment.

    Unless authority is withheld by the shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for substitutes selected by the Board of Directors. The name, principal occupation and other information concerning each director are set forth below.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES.

                           NOMINEES FOR WHOM PROXIES
                                 WILL BE VOTED

NOMINEES FOR DIRECTORS FOR
TERMS TO EXPIRE IN 2001

                H. KENT BOWEN
                Director Since: March 1996
                Age: 56
                Professor of Technology and Operations Management, Harvard University,
                Graduate School of Business Administration since July 1992 and was appointed the William Barclay Harding Professor of Business
                Administration in 1993. Previously, from 1970 to 1992, Dr. Bowen was a member of the faculty of the Massachusetts Institute of Technology. Also a director of Ceramics Process Systems Corporation.

                MICHAEL D. LOCKHART
                Director Since: 1994
                Age: 48
                Chairman and Chief Executive Officer since October 1995, President and
                Chief Operating Officer and director of the Corporation from October
                1994 to October 1995. Previously Vice President and General Manager from
                1992 to 1994 of Commercial Engines and Services, a business of General
                Electric Company that manufactures and services commercial aircraft engines; Vice President and General Manager of Transportation Systems
                from 1989 to 1992; Vice President, Finance and Business Development, GE
                Aircraft Engines from 1987 to 1989; and previously held various other management positions after joining General Electric Company in 1981.
                Previously a Vice President and director of The Boston Consulting Group.

                URSULA F. FAIRBAIRN
                Director Since: 1995
                Age: 55
                Executive Vice President of Human Resources and Quality of American
                Express Company since December 1996. Previously Senior Vice President of
                Human Resources from 1990 to 1996 of Union Pacific Corporation; and
                previously IBM Director of Education and Management Development of IBM
                Corporation from 1987 to 1990; and held various other management positions, including Vice President Marketing Operations, since joining
                IBM Corporation in 1966. Also a director of VF Corporation.

                        DIRECTORS WHOSE TERMS OF OFFICE
                         DO NOT EXPIRE AT THIS MEETING

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 2000

                VAN C. CAMPBELL
                Director Since: 1992
                Age: 59
                Vice Chairman, Finance and Administration, since 1983 and a director of
                Corning Incorporated. Previously Senior Vice President and General
                Manager--Consumer Products Division from 1981 to 1983, Senior Vice
                President--Finance from 1980 to 1981, Vice President--Finance from 1975 to 1980, Vice President--Treasurer from 1972 to 1975 and previously held various management positions since joining Corning Incorporated in 1965.
                Also a director of Armstrong World Industries, Inc., Covance, Inc., Dow
                Corning Corporation and Quest Diagnostics, Incorporated.

                MICHAEL A. CARPENTER
                Director Since: September 1996
                Age: 51
                Chairman, President and Chief Executive Officer of Travelers Life and
                Annuity Company since 1995. He also serves as Executive Vice President of Travelers Group, Inc. Previously held various management positions with General Electric Company from 1986 to 1994, including Chairman of the Board, President and Chief Executive Officer of the Kidder, Peabody
                Group, Inc., Executive Vice President of GE Capital, and Vice
                President--Business Development of General Electric Company. Previously
                a Vice President of The Boston Consulting Group. Also a director of
                ProSource, Inc.

                ROBERT D. KENNEDY
                Director Since: October 1996
                Age: 65
                Former Chairman and Chief Executive Officer from 1986 to 1995 of Union
                Carbide Corporation. Previously President of Union Carbide Corporation,
                responsible for the Chemicals and Plastics Group from 1985 to 1986; and
                previously held various other management positions since joining Union
                Carbide Corporation in 1955. Also a director of Birmingham Steel
                Corporation, Kmart Corporation, Sun Company, Inc., UCAR International
                Inc., Union Carbide Corporation, Union Camp Corporation and Lion Ore
                Mining International Ltd.

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 1999

                RONALD E. FERGUSON
                Director Since: 1986
                Age: 56
                Chairman and Chief Executive Officer of General Re Corporation since
                1987; and previously held various other management positions since joining General Re Corporation/General Reinsurance Corporation in 1969.
                Also a director of Colgate- Palmolive Company.

                JOHN R. SELBY
                Director Since: 1986
                Age: 68
                Former Chairman from 1986 to November 1993 and Chief Executive Officer from 1971 to November 1993 of SPS Technologies, Inc. Previously
                President and Chief Executive Officer of SPS Technologies, Inc. from
                1971 to 1986; President of U.S. Motors Division of Emerson Electric
                Company from 1969 to 1971; Vice President-- Manufacturing of Emerson
                Electric Company from 1968 to 1969; and Vice President--European
                Operations of The Trane Company from 1966 to 1968.

                             EXECUTIVE COMPENSATION

    The following disclosure and discussion of executive compensation is intended to provide shareholders with an understanding of the Corporation's executive compensation program and actions affecting the compensation of the Chairman and Chief Executive Officer. Included are:

    - the Summary Compensation Table;

    - the Options Grants Table;

    - the Option Exercises and Year-End Value Table;

    - the Pension Plan Table;

    - the Performance Graph on Comparison of Five-Year Cumulative Total Return among General Signal Corporation, the Standard & Poors ("S&P") 500 Index and the S&P Cap Goods Index; and

    - the Report of the Personnel and Compensation Committee on Executive Compensation.

                           SUMMARY COMPENSATION TABLE

    The following table shows compensation information for the Corporation's Chief Executive Officer and the four other highest paid executive officers for services rendered to the Corporation in all capacities during 1997, 1996 and 1995.

                                                      ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                                                                                   AWARDS
                                                                            OTHER
                                                                           ANNUAL
                                                                           COMPEN-         RESTRICTED                  ALL OTHER
        NAME AND PRINCIPAL                                                 SATION         STOCK AWARDS    OPTION     COMPENSATION
             POSITION                YEAR   SALARY ($)   BONUS ($)(1)        ($)             ($)(2)     GRANTS (#)        ($)
Michael D. Lockhart                  1997    $ 681,385      $ 404,300     $115,390(3)          --       100,000(4)     $  6,400(5)
  Chairman of the Board and                                                                                              46,295(6)
  Chief Executive Officer            1996      652,308        636,000       --                 --       100,000(4)        6,000(5)
                                                                                                                         29,692(6)
                                     1995      610,000        300,000       --              $4,015,625  100,000(4)       36,400(6)
Terence D. Martin                    1997      468,862        222,300                          --        50,000(4)        6,400(5)
  Executive Vice President                                                                                               26,426(6)
  and Chief Financial Officer        1996      451,000        351,800       --                 --        50,000(4)       27,880(6)
                                     1995      373,731        246,000       --                 335,000   78,000(4)       12,615(6)
Ernest R. Verebelyi(7)               1997      251,616        100,300       --                 --        21,000(4)       12,233(6)
  Executive Vice President -         1996       39,423        254,200       --                 210,000   17,000(4)       --
  Operations
Joanne L. Bober(8)                   1997      230,531         91,100       --                 212,500   28,000(4)        1,906(5)
  Senior Vice President,                                                                                                  7,315(6)
  General Counsel
  and Secretary
Elizabeth D. Conklyn                 1997      210,677         83,300       --                 --        16,000(4)        6,400(5)
  Senior Vice President -                                                                                                 6,503(6)
  Human Resources                    1996      191,154        111,900       --                 --        12,000(4)        7,646(6)
                                     1995       29,231        --            --                 163,750    5,000(4)       --

------------------------

NOTES:

(1) Bonuses represent the amount paid for services rendered during the specified calendar year. Such payments are made in the first quarter of the calendar year following the year in which the compensation was earned. $200,000 of the 1996 bonus paid to Mr. Verebelyi was in consideration of his commencement of employment in November 1996.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(2) During 1997, 1996 and 1995, an aggregate of 202,826 shares of restricted stock was awarded to certain employees, including 125,000 shares to Mr. Lockhart in connection with his employment; 10,000 shares to Mr. Martin; 5,000 shares to Mr. Verebelyi; 5,000 shares to Ms. Bober; 5,000 shares to Ms. Conklyn; and 52,826 shares to three current executive officers not named in the Summary Compensation Table and other employees (including former executive officers and employees). The awards granted in 1997, 1996 and 1995 vest at certain rates over three-, four- or five-year periods except for Mr. Lockhart's restricted stock grant which vests based on certain Corporation performance criteria and the lapse of time (26,000 shares on September 1, 1995; 18,000 shares on September 1, 1996; 13,000 shares on September 1, 1999; and 68,000 shares on March 25, 2014). During the restricted period, the holders of restricted stock have the right to vote the shares and to receive any cash dividends. The aggregate number of restricted shares held and their value as of December 31, 1997 were as follows: Mr. Lockhart, 81,000 shares/$3,417,188; Mr. Martin, 10,000 shares/$421,875; Mr. Verebelyi,
    3,334 shares/ $140,653; Ms. Bober, 5,000 shares/$210,938; Ms. Conklyn, 5,000 shares/$210,938; and three current executive officers not named in the Summary Compensation Table and other employees, 45,008 shares/$1,898,775.

   The restricted stock agreements for the executive officers and certain other corporate employees generally provide that immediately preceding a Change in Control (as defined in such agreements), the unvested restricted stock will be forfeited, and the holder will be paid cash equal to the product of the number of shares of unvested restricted stock and the Change in Control price. Payment on the unvested stock will be made on the earlier of the vesting schedule dates under the restricted stock agreements or immediately in the event of Involuntary Termination, as defined in the agreements.

(3) Represents the value of perquisites provided to or paid on behalf of Mr. Lockhart, including $87,268 for country club membership dues and fees.

(4) During 1997, 1996 and 1995, an aggregate of 1,558,615 shares subject to stock options was granted to executive officers and other employees. All are exercisable at a price equal to 100% of the fair market value on the date of grant and are subject to four- or five-year vesting schedules. The Corporation has never repriced stock options, and the Corporation's 1996 Stock Incentive Plan prohibits the repricing of stock options.

   The stock option agreements for the executive officers and certain other corporate employees generally provide that immediately preceding a Change in Control (as defined in such agreements), the stock options will be cancelled and the optionee will be paid cash equal to the difference between the option price and the Change in Control price. Payment for vested options will be made on the date of the Change in Control.

   Payment for unvested options will be made on the earlier of the vesting schedule dates under the option agreements or immediately in the event of Involuntary Termination, as defined in the agreements.

(5) Represents the Corporation's matching contributions under the Savings Plan which are invested in the various investment funds available under such plan at the employee's discretion. Under the Savings Plan, eligible employees may save between 1% and 17% of their pay on a combined before- and after-tax basis subject to varying limitations on contributions to ensure compliance with the Code. The Corporation match is 100% of the employee contribution up to 3% of the employee's pay and 50% of amounts contributed by the employee in excess of 3% of the employee's pay, but not greater than 5%.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)
------------------------

(6) Represents the Corporation's matching contributions under the Corporation's Deferred Compensation Plan. The Deferred Compensation Plan offers key executives the choice to defer cash compensation on a pre-tax basis to make up benefits (including matching contributions) lost due to restrictions on the Savings Plan imposed by the Code.

(7) Ernest R. Verebelyi first became an executive officer of the Corporation in November 1996.

(8) Joanne L. Bober first became an executive officer of the Corporation in January 1997.

                              OPTION GRANTS TABLE

    The following table shows the individual grants of options that were made in 1997 to each of the executive officers named in the Summary Compensation Table and the potential value at stock price appreciation rates of 5% and 10% over the term of the options. These rates of appreciation are required to be disclosed by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Corporation's stock prices. The actual value of the stock options to the executive officers will depend on the future price of the Corporation's Common Stock. The stock options will have no value to the executive officers if the price of the Corporation's Common Stock does not increase above the exercise price of the option.

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                               PRICE
                                                                                    APPRECIATION FOR OPTION TERM
                                            INDIVIDUAL GRANTS                                   (2)
                            NUMBER
                         OF SECURITIES    % OF TOTAL
                          UNDERLYING        OPTIONS
                            OPTIONS       GRANTED TO     EXERCISE OR
                            GRANTED      EMPLOYEES IN    BASE PRICE   EXPIRATION
         NAME               (#)(1)           1997          ($/SH)        DATE          5%($)           10%($)
Michael D. Lockhart          100,000            20.3%     $   45.75      6-19-07     $2,877,193      $7,291,371
Terence D. Martin             50,000            10.1          45.75      6-19-07      1,438,596       3,645,686
Ernest R. Verebelyi           16,000             3.2          45.75      6-19-07        460,351       1,166,619
                               5,000             1.0          40.13     12-11-07        126,188         319,784
Joanne L. Bober               16,000             3.2          45.75      6-19-07        460,351       1,166,619
                              12,000             2.4          42.50      1-02-07        320,736         812,809
Elizabeth D. Conklyn          16,000             3.2          45.75      6-19-07        460,351       1,166,619

------------

NOTES:

(1) Options are exercisable at prices equal to 100% of the fair market value on the date of grant. The options granted in 1997 may be exercised during a period that begins one year after the date of grant and ends ten years after the date of grant and are subject to a four-year vesting schedule.

(2) The potential value of all outstanding shares of Common Stock held by the Corporation's shareholders as of December 31, 1997 at 5% and 10% rates of appreciation over the same number of years (ten) as the term of the options granted to the executive officers would be $3,235,489,225 and $5,151,975,852, respectively, reflecting appreciation in value of such shares over such period of $1,249,179,508 and $3,165,666,135, respectively.

                          OPTION YEAR-END VALUE TABLE

    The following table summarizes information as of December 31, 1997 relating to exercised and unexercised options for each executive officer named in the Summary Compensation Table, none of whom exercised options in 1997.

                                                                    VALUE OF UNEXERCISED
                                     NUMBER OF SECURITIES           IN-THE-MONEY OPTIONS
                                    UNDERLYING UNEXERCISED        AT DECEMBER 31, 1997 ($)
                                       OPTIONS HELD AT           BASED ON $42.1875 CLOSING
                                      DECEMBER 31, 1997          PER SHARE STOCK PRICE (1)
                                 EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             NAME                    (#)             (#)            ($)            ($)

  Michael D. Lockhart               183,000         297,000      $1,075,523     $  877,328

  Terence D. Martin                  51,500         126,500         236,531        259,969

  Ernest R. Verebelyi                 4,250          33,750             797         12,678

  Joanne L. Bober                         0          28,000               0              0

  Elizabeth D. Conklyn                5,500          27,500          26,406         32,031

------------

NOTE:

(1) Market value of shares of Common Stock at December 31, 1997 minus the exercise price.

                               PENSION PLAN TABLE

    The following table shows the estimated annual retirement benefits payable based on the formula under the Corporate Retirement Plan of General Signal Corporation (the "Corporate Retirement Plan") and the Benefit Equalization Plan. This table assumes the normal retirement age of 65 for specified earnings and years of service, and that the employee will elect a straight-life annuity rather than one of the various survivor options. The annual retirement benefits payable under any alternative survivor option will be lower than the amounts shown in the table.

    As permitted by the Code and the Employee Retirement Income Security Act of 1974, as amended, to the extent that benefits must be reduced under the Corporate Retirement Plan due to limitations prescribed under Sections 401(a)(17) and 415 of the Code, the Corporation is authorized to pay retirement benefits out of the general funds of the Corporation under a non-qualified Benefit Equalization Plan. Benefits are calculated to equal the reduction.

    Amounts shown are the benefits based on the current Covered Compensation amount of $29,400 applicable to 1997. Earnings covered by the Corporate Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table correspond with the combination of salary and bonus shown in the Summary Compensation Table. Benefits for eligible employees are computed under a formula integrated with Social Security based upon years of service and average earnings during the five consecutive years of highest earnings during the employee's service with the Corporation.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS

         AVERAGE                              TOTAL PROJECTED YEARS OF SERVICE
         ANNUAL            ----------------------------------------------------------------------
        EARNINGS               10          15          20          25          30          35
$200,000...............    $ 28,530    $ 45,295    $ 62,060    $ 78,825    $ 95,590    $110,590
400,000...............       58,530      92,795     127,060     161,325     195,590     225,590
600,000...............       88,530     140,295     192,060     243,825     295,590     340,590
800,000...............      118,530     187,795     257,060     326,325     395,590     455,590
1,000,000.............      148,530     235,295     322,060     408,825     495,590     570,590
1,200,000.............      178,530     282,795     387,060     491,325     595,590     685,590
1,400,000.............      208,530     330,295     452,060     573,825     695,590     800,590
1,600,000.............      238,530     377,795     517,060     656,325     795,590     915,590

------------
NOTE:

(1) As of December 31, 1997, the years of credited service for the executive officers named in the Summary Compensation Table were as follows: 4.833 years for Michael D. Lockhart; 5.750 years for Terence D. Martin; 1.750 years for Ernest R. Verebelyi; 1.5 years for Joanne L. Bober; and 3.167 years for Elizabeth D. Conklyn. The foregoing years of credited service include additional periods of service for Michael D. Lockhart, Ernest R. Verebelyi, Joanne L. Bober and Elizabeth D. Conklyn (1.5 years for each year of employment), Terence D. Martin (2.0 years for each year of employment), and, in the case of Michael D. Lockhart, pension benefits from his previous employer will be offset against the pension benefits payable to him by the Corporation.

    Each of the executive officers of the Corporation have entered into a Change in Control Employment Agreement with the Corporation which provides that in the event of a Change of Control (as defined in such agreements) such executive officers shall be entitled to (i) continuation of employment (subject to termination for Cause (as defined)) by the Corporation for three years at a base annual salary 12 times the highest monthly salary earned in the 12 months preceding the Change in Control, (b) an annual bonus award equal to the executive officer's target bonus under the Corporation's Annual Incentive Plan for the fiscal year during which the Change in Control occurs, or, if no target bonus has been established, the target bonus for the most recent completed fiscal year before the Change in Control, (c) continued participation in all incentive, savings and retirement plans and welfare benefit plans and reimbursement of expenses, fringe benefits, office and support staff and vacation time upon no less favorable terms than (i) the most favorable terms in effect at any time during the 120 day period preceding the Change in Control or
(ii) other more favorable terms offered to other peer executives after the Change in Control, and (d) subject to certain limitations and conditions, such sums as are necessary for the executive officer to meet any federal excise and other taxes payable by the executive due to the payment of benefits under the agreement having been contingent upon a Change in Control.

    The Corporation has an agreement with Michael D. Lockhart, who became President and Chief Operating Officer of the Corporation and a member of the Board of Directors on October 3, 1994. Subsequently, he became Chairman of the Board and Chief Executive Officer on October 19, 1995. In connection with his employment, the Corporation established an unfunded deferred compensation account in the amount of $711,900 on January 2, 1995, designed to yield $2,100,000 at age 62 (year 2011) calculated at a 7% rate. After seven years, 10% of the principal will vest each year, and a full payment of the principal and interest will be available at age 62.

                  PERFORMANCE GRAPH ON COMPARISON OF FIVE-YEAR
                         CUMULATIVE TOTAL RETURN AMONG
               GENERAL SIGNAL CORPORATION, THE S&P 500 INDEX AND
                            THE S&P CAP GOODS INDEX

    The following graph sets forth a five-year comparison of total cumulative return for the Common Stock of the Corporation ("GSX"), the S&P 500 ("S&P 500") Index and the S&P Cap Goods Index ("S&P CAP GOODS"). It assumes $100.00 invested on December 31, 1991 in the Common Stock of the Corporation, the S&P 500 Index and the S&P Cap Goods Index. Total return assumes the reinvestment of dividends quarterly and a fiscal year ending December 31.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              GSX       S&P CAP GOODS      S&P 500
Dec-92       $100.00             $100.00    $100.00
Dec-93       $115.02             $113.93    $110.08
Dec-94       $110.22             $122.71    $111.53
Dec-95       $114.25             $164.52    $153.45
Dec-96       $154.74             $217.15    $186.68
Dec-97       $156.35             $275.15    $251.63

    THE ABOVE PERFORMANCE GRAPH ON COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AND THE FOLLOWING REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE CORPORATION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

             REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

    The Personnel and Compensation Committee of the Board of Directors (the "Committee") administers the incentive compensation and stock incentive plans applicable to key executives of the Corporation. The Committee is composed solely of four independent directors. The Committee reviews and approves the compensation of the Chief Executive Officer and the executive officers reporting to him and submits such approval to the Board for ratification. In addition, the Committee reviews and approves the compensation of unit presidents.

    The Corporation's compensation philosophy is based on the belief that compensation should be linked with business strategy and operating performance. The total compensation program is designed to attract, retain and reward employees and to provide an appropriate link between executive compensation and the creation of shareholder value.

COMPENSATION REVIEW

    The Committee periodically uses the services of independent compensation consultants to evaluate the total compensation package of the Chief Executive Officer and other senior executive. The companies used for comparison are comparable in size, structure, product offerings, or location and participate in national compensation databases which permit comparisons on an ongoing basis. These companies are generally represented in the S&P Cap Goods Index with the exception of certain organizations whose activities the Committee believes are particularly relevant for comparison to the Corporation.

    After review of these and other compensation resources, the Committee and Board concluded that the Corporation's compensation package and processes were competitive and appropriate. Based on this review and recommendations for officers and unit presidents submitted by the Chief Executive Officer, base salary recommendations for 1997 were developed.

    The financial performance of the Corporation influenced the 1997 salary changes in the cases of the Chief Executive Officer and the executive staff. The Committee also weighed factors such as demonstrated management ability, initiative and strategic contributions.

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN AND THE INCENTIVE COMPENSATION PLAN

    The Chief Executive Officer and other individuals who are named in the Summary Compensation Table are eligible to participate in the shareholder approved Senior Executive Compensation Plan. Awards under this Plan are based solely on the achievement of financial objectives and will be treated as performance-based compensation within the meaning of Section 162(m) of the Code, thereby qualifying for exclusion under the $1 million limitation on deductibility of executive compensation.

    Under this Plan, each participant will be eligible to receive a share of an incentive compensation pool; however, the Committee will have full discretion to reduce or eliminate the share for any participant for any plan year.

    The incentive compensation pool for any plan year will equal 5% of operating earnings of the Corporation for that plan year, as reported in the Corporation's financial statements included in the

Corporation's Annual Report to Shareholders. The actual awards determined by the Committee for 1997 under this Plan were limited to the actual awards that were determined under the Corporation's Incentive Compensation Plan.

    Under the Corporation's Incentive Compensation Plan, executive officers and other key employees of the Corporation may be awarded bonuses determined annually by the Committee.

    The Committee sets target awards using information from peer group and national compensation surveys, approves corporate and business unit performance goals, and approves the annual awards for executive officers, including the Chief Executive Officer.

    The bases for award payments to be made out of the 1997 incentive compensation pool were corporate and business unit performance as measured by economic value added (EVA-Registered Trademark-*), which equals the dollar amount arrived at by taking net operating profit after tax, adjusting for certain noncash elements included therein, and subtracting a charge for the use of capital needed to generate that profit. The bonuses awarded to the executive officers reflect the level of achievement of consolidated performance goals, and the bonuses awarded to unit presidents reflect the performance of the individual units.

STOCK OPTION/RESTRICTED STOCK

    The granting of stock options and restricted stock is intended to create long-term incentives to increase shareholder value and to recognize important individual contributions.

    The Committee approved stock option grants to executive officers, unit presidents and other key executives in 1997. To determine grant levels, competitive data from industry, peer group and national surveys of long-term incentive plans were examined. The Committee also awarded an aggregate of 25,000 shares of restricted stock to key executives in 1997.

STOCK OWNERSHIP GUIDELINES

    In 1993, the Committee established ownership guideline levels of the Corporation's stock for senior management. Shares held by an individual directly, shares held indirectly in the Corporation's Savings Plan and "phantom stock units" held under the Deferred Compensation Plan are included in meeting the ownership goal. The Committee has also authorized a replacement ("reload") provision for unexercised stock options to encourage the early exercise and holding of stock option shares by executives subject to ownership guidelines. However, shares subject to unexercised stock options are not included in meeting the ownership goal.

CEO COMPENSATION

    The Committee reviewed the performance of Michael D. Lockhart, Chairman and Chief Executive Officer, for 1997 and approved his salary and incentive compensation. His salary was increased 4.5% to $681,385. Mr. Lockhart's incentive compensation was $404,300 which was determined on the basis of the level of achievement of consolidated EVA. Mr. Lockhart's salary was determined on the basis of the factors previously outlined on page 20; in addition, the Committee took into account the Corporation's improvements in operating margin and management processes.

------------------------

*   EVA is a registered trademark of Stern Stewart & Co.

    In 1997, the Committee also granted Mr. Lockhart an option to purchase 100,000 shares of Common Stock at a price equal to 100% of the fair market price on the date of grant and subject to a four-year vesting schedule.

COMMITTEE CONCLUSION

    The Committee believes that the caliber and motivation of the Corporation's employees and the quality of the Corporation's leadership determine the Corporation's long-term performance. The Committee further believes that it is in the shareholders' interests to compensate executives well when performance meets or exceeds the high standards set by the Board, so long as there is an appropriate downside risk to compensation when performance falls short of such high standards. The Committee was satisfied with the Corporation's progress for 1997 and believes that the compensation paid was consistent with the Corporation's philosophy of linking executive compensation with the creation of shareholder value.

    This report is respectfully submitted by the Committee, composed of:

John R. Selby,          Ronald E. Ferguson
Chairman                Robert D. Kennedy
Ursula F. Fairbairn

                  PROPOSAL 2--AUTHORIZATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

    The Board of Directors recommends that Ernst & Young LLP be appointed as independent auditors for 1998. Submission of the selection to shareholders is not required. The Board of Directors will reconsider the selection if it is not approved by a majority of all the votes cast at the meeting in person or by proxy.

    Ernst & Young LLP has served as the Corporation's independent auditors since 1992. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

    During 1997, Ernst & Young LLP performed various professional services in connection with its audit of the financial statements of the Corporation and its consolidated subsidiaries, including assistance and consultation in connection with filings with the Securities and Exchange Commission, audits of certain employee benefit plan financial statements, attendance at Audit Committee meetings and consultation in connection with various business, accounting and tax matters.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO APPOINT ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR 1998.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by the SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that Donald J. Noonan, an executive officer, failed to file a Form 5 in 1997 reporting the grant in September 1996 of an option exercisable for 12,000 shares of Common Stock. The grant was subsequently reported on a Form 5 in 1998.

                                 OTHER MATTERS

    The management is not aware that any matters other than those set forth herein will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto according to their best judgment in the interests of the Corporation.

                             SHAREHOLDER PROPOSALS

    In order for shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Stamford, Connecticut, no later than November 19, 1998.

                                                                  March 19, 1998

            [LOGO]
       One High Ridge Park
       P.O. Box 10010
       Stamford, Connecticut 06904
       203-329-4100

PROXY

                           GENERAL SIGNAL CORPORATION
       ONE HIGH RIDGE PARK, P.O. BOX 10010, STAMFORD, CONNECTICUT 06904

                          PROXY/VOTING INSTRUCTION CARD

                         ANNUAL MEETING -- APRIL 16, 1998
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder hereby appoints MICHAEL D. LOCKHART, TERENCE D. MARTIN and JOANNE L. BOBER, and each of them, the proxies and attorneys of the undersigned to vote all shares of Common Stock which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of General Signal Corporation, or any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, as set forth on the reverse hereof, and in their discretion on such other business as may properly come before the meeting or any adjournment. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

For Participants in the General Signal Corporation Savings and Stock Ownership Plan or the General Signal Limited Savings and Stock Ownership Plan (the "Plans"); As to those shares of Common Stock, if any, that are held for me in such Plans, I instruct the Trustee of the applicable Plan to sign a proxy for me in substantially the form set forth above and on the reverse side. THE TRUSTEE SHALL MARK THE PROXY AS I SPECIFY. WHERE I DO NOT SPECIFY A CHOICE, MY SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES THE SHARES FOR WHICH IT RECEIVES INSTRUCTIONS. YOUR VOTING INSTRUCTIONS WILL BE HELD IN STRICTEST CONFIDENCE.

                       (Continued, and to be dated and signed, on reverse side)

    Please mark your
[X] votes as in this                                                       6142
    example.

               The Board recommends a vote FOR Proposals 1 and 2.

                                       FOR         WITHHELD

1.  Election of Directors.             [ ]           [ ]

For, except vote withheld from the following nominee(s)

_______________________________________________________

NOMINEES: H. Kent Bowen, Ursula F. Fairbairn and Michael D. Lockhart

                                                     FOR     AGAINST    ABSTAIN

2.  Approval of the appointment of Ernst &           [ ]       [ ]        [ ]
    Young LLP as the Independent Auditors of the Corporation.

3. In accordance with their discretion on any other matters or proposals which may properly come before the Meeting.

    Please check box if you want your voting         YES                    NO
    instructions to be confidential pursuant
    to the Corporation's confidential voting         [ ]                    [ ]
    policy described in the 1998 Proxy
    Statement.

    Please check box if you plan to attend           [ ]                    [ ]
    Annual Meeting.

SIGNATURE(S) ______________________________________________  DATE _____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as shown. Sign, date and return the Proxy Card promptly using the enclosed envelope.